As filed with the Securities and Exchange Commission on February 20, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aimmune Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	45-2748244 (I.R.S. Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2015 Equity Incentive Award Plan

2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Stephen G. Dilly, M.B.B.S., Ph.D.

President and Chief Executive Officer

Aimmune Therapeutics, Inc.

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Douglas T. Sheehy, Esq. General Counsel & Corporate Secretary Aimmune Therapeutics, Inc. 8000 Marina Blvd, Suite 300 Brisbane, CA 94005 Telephone: (650) 614-5220	Patrick A. Pohlen, Esq. Brian J. Cuneo, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price Per Share	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,043,632(3)	$38.07	$77,801,070.24	$9,686.23
Common Stock, $0.0001 par value per share	510,908(4)	$38.07	$19,450,267.56	$2,421.56
Total:	2,554,540	$38.07	$97,251,337.80	$12,107.79

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Equity Incentive Award Plan (the “2015 Plan”) and the 2015 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the registrant’s common stock as reported on The NASDAQ Global Select Market on February 15, 2018, which is $38.07.

(3)	Represents the additional shares of common stock available for future issuance under the 2015 Plan resulting from an annual increase as of January 1, 2018.

(4)	Represents the additional shares of common stock available for future issuance under the ESPP resulting from an annual increase as of January 1, 2018.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,554,540 shares of the Registrant’s common stock issuable under the following employee benefit plans for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-206307, 333-210142 and 333-216724) are effective: (i) the 2015 Equity Incentive Award Plan, as a result of the operation of an automatic annual increase provision therein, which added 2,043,632 shares of common stock, and (ii) the 2015 Employee Stock Purchase Plan, as a result of the operation of an automatic annual increase provision therein, which added 510,908 shares of common stock.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON

FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 11, 2015, March 11, 2016 and March 15, 2017 (File Nos. 333-206307, 333-210142 and 333-216724) are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on this 20th day of February, 2018.

Aimmune Therapeutics, Inc.
By:	/s/ Stephen G. Dilly
Stephen G. Dilly, M.B.B.S., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Eric H. Bjerkholt and Douglas T. Sheehy, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Stephen G. Dilly Stephen G. Dilly, M.B.B.S., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2018
February 20, 2018
/s/ Eric H. Bjerkholt Eric H. Bjerkholt	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Gregory Behar Gregory Behar	Director	February 20, 2018
February 20, 2018
/s/ Patrick G. Enright Patrick G. Enright	Director
February 20, 2018
/s/ Kathryn E. Falberg Kathryn E. Falberg	Director
February 20, 2018
/s/ Mark T. Iwicki Mark T. Iwicki	Director
February 20, 2018
/s/ Mark D. McDade Mark D. McDade	Director
February 20, 2018
/s/ Stacey D. Seltzer Stacey D. Seltzer	Director

Exhibit Index

		Incorporated by Reference

Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation.	8-K	8/11/2015	3.1
4.2	Amended and Restated Bylaws.	8-K	8/11/2015	3.2
4.3	Form of Common Stock Certificate.	S-1/A	7/27/2015	4.2
4.4	Amended and Restated Investors’ Rights Agreement, dated January 20, 2015, by and among Aimmune Therapeutics, Inc. and the investors listed therein.	S-1	7/6/2015	10.1
4.5	Registration Rights Agreement, dated November 23, 2016, by and between the Company and Nestle Health Science US Holdings, Inc.	10-K	3/15/17	4.4
4.6	Standstill Agreement, dated November 23, 2016, by and between the Company and Nestle Health Science US Holdings, Inc.	10-K	3/15/17	4.5
5.1	Opinion of Latham & Watkins LLP.				X
23.1	Consent of independent registered public accounting firm.				X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X
99.1(a)#	2015 Equity Incentive Award Plan.	S-8	8/11/2015	99.2(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	7/27/2015	10.6(b)
99.1(c)#	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Agreement under the 2015 Equity Incentive Award Plan.	S-1/A	7/27/2015	10.6(c)
99.2#	Aimmune Therapeutics, Inc. 2015 Employee Stock Purchase Plan.	S-8	8/11/2015	99.3

#Indicates management contract or compensatory plan.